UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 28, 2016

(Date of earliest event reported)

Gas Natural Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 East Ninth Street, Suite 3100, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(440) 974-3770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 28, 2016, Gas Natural Inc. (the “Company”) held a special meeting of shareholders (the “Special Meeting”), at 11:00 a.m. at Fairfield Inn & Suites, located at 628 CC Camp Road / 268 Bypass, Elkin, North Carolina 28621, to submit to a vote the shareholder proposals described in the definitive proxy statement filed with the Securities and Exchange Commission on November 23, 2016 in connection with the previously announced Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, FR Bison Holdings, Inc. and FR Bison Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement.

The proposal to approve the Merger and the other transactions contemplated by the Merger Agreement required the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the proposal. There were 10,519,728 shares of the Company’s common stock issued and outstanding and entitled to vote at the Special Meeting, of which 7,682,992 shares of the Company’s common stock, representing approximately 73.03% of the total common stock issued and outstanding and entitled to vote, were represented, in person or by proxy at the Special Meeting, constituting a quorum on all proposals voted upon.

At the Special Meeting, the Company’s shareholders voted on and approved all of the Company’s proposals. The results of each shareholder vote taken at the Special Meeting, by proposal, were as follows:

Proposal 1: The shareholders approved the Merger and the other transactions contemplated by the Merger Agreement.

Number of Votes
For	7,542,756
Against	72,623
Abstain	67,612
Broker Non-Votes	0

Proposal 2: The shareholders approved, by a non-binding, advisory vote, the Merger related compensation that may be paid by the Company to its named executive officers.

Number of Votes
For	6,559,147
Against	990,780
Abstain	133,065
Broker Non-Votes	0

Proposal 3: The shareholders approved an adjournment of the special meeting to a later date or time, if necessary or appropriate, including for the purpose of soliciting additional votes in favor of the proposal to approve the Merger, and the other transactions contemplated by the Merger Agreement.

Number of Votes
For	7,362,994
Against	222,259
Abstain	97,738
Broker Non-Votes	0

Item 8.01.	Other Events.

On December 28, 2016, the Company issued a press release announcing the results of the Special Meeting. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ Christopher J. Hubbert
Name:	Christopher J. Hubbert
Title:	Corporate Secretary

Dated: December 28, 2016